                           NUVEEN MULTISTATE TRUST II

                    Special Meeting of the Board of Trustees

                                February 20, 2003




(The following resolutions were unanimously approved)

RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized in the name and on behalf of the Fund to execute and cause to be filed with the Securities and Exchange Commission such amendment or amendments to the Fund's registration statement on Form N-1A, including the registration of additional shares pursuant to Rule 24f-2 of the Investment Company Act of 1940, as amended, as such officer shall deem necessary or desirable, such determination to be conclusively evidenced by his or their execution of such an amendment to the registration statement.

FURTHER RESOLVED, that the officers of the Fund be, and each of them hereby is, authorized to execute, file or cause to be filed all such instruments and documents, and make or cause to be made all such payments, and do or cause to be done all such other acts and things as they may deem necessary or desirable in order to effect the filing of such amendments of the registration statement.

                              Certified Resolutions

The undersigned, Jessica R. Droeger, hereby certifies, on behalf of Nuveen Multistate Trust II (the "Fund") (1) that she is the duly elected, qualified and acting Secretary of the Fund and that as such Secretary she has custody of the Fund's corporate books and records, (2) that attached to this Certificate is a true and correct copy of resolutions in draft form, duly adopted by the Board of Trustees of the Fund at a meeting held on February 20, 2003, and (3) that said resolutions have not been amended or rescinded and remain in full force and effect.



June 23, 2003

                                               /s/ Jessica R. Droeger
                                               -----------------------------
                                               Jessica R. Droeger, Secretary

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